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                                                                    EXHIBIT 99.2

                             BRISTOL HOTEL COMPANY

                      1998 ANNUAL MEETING OF STOCKHOLDERS

             THIS PROXY IS SOLICITED ON BEHALF OF THE BRISTOL BOARD


      The undersigned holder of shares of common stock of Bristol Hotel Company ("Bristol") hereby appoints Joel M. Eastman, J. Peter Kline and Jeffrey P. Mayer, and each of them, jointly and severally and with full power of substitution and resubstitution, as proxies of the undersigned, to represent and to vote, as designated below and in accordance with their judgment, all of the Bristol Common Shares held of record by the undersigned on May 28, 1998, at the Annual Meeting of Stockholders of Bristol to be held
  on July   , 1998, and at any and all postponements and adjournments thereof.



  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS TO ADOPT THE MERGER AGREEMENT, TO APPROVE AN AMENDMENT TO BRISTOL'S 1995 AMENDED AND RESTATED EQUITY INCENTIVE PLAN, TO APPROVE BRISTOL HOTELS & RESORTS, INC.'S 1998 EQUITY INCENTIVE PLAN AND 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, TO ELECT THE NINE LISTED NOMINEES AS DIRECTORS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.


  1. Adoption of the Agreement and Plan of Merger dated as of March 23, 1998 between Bristol and FelCor Suite Hotels, Inc.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

  2. Election of Directors.

[ ]  FOR the nominees listed below            [ ]  WITHHOLD AUTHORITY to vote
   (except as marked to the contrary               for the nominees listed below
below)

   John A. Beckert    Reginald K. Brack, Jr.    David A. Dittman    Craig H.
                             Hunt    J. Peter Kline
    Robert H. Lutz, Jr.    Donald J. McNamara    Richard C. North    Kurt C.
                                      Read

  (INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name on the space provided below.)

  ----------------------------------------------------------------------------

           (Continued, and to be dated and signed, on the other side)

  3. Approval of an amendment to Bristol's 1995 Amended and Restated Equity Incentive Plan to increase the number of Bristol Common Shares reserved for issuance from 1,950,000 to 3,130,000.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN


  4. Approval of Bristol Hotels & Resorts, Inc.'s 1998 Equity Incentive Plan.


                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN


  5. Approval of Bristol Hotels & Resorts, Inc.'s 1998 Non-Employee Director Stock Option Plan.


                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

  6. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

                                               This proxy should be dated,
                                               signed by the stockholder as
                                               his, her or its name appears
                                               below, and returned promptly in
                                               the enclosed envelope. Joint
                                               owners should each sign
                                               personally, and trustees and
                                               others signing in a
                                               representative capacity should
                                               indicate the capacity in which
                                               they sign.

                                               Dated: __________, 1998

                                               -------------------------------
                                               Signature of Stockholder

                                               -------------------------------
                                               Signature of Stockholder

 USING BLUE OR BLACK INK, PLEASE MARK, SIGN AND PROMPTLY RETURN THIS PROXY CARD
                            IN THE ENVELOPE PROVIDED